EXHIBIT 3.25

AGREEMENT AND DECLARATION OF TRUST
OF NM NEVADA TRUST

        THIS AGREEMENT AND DECLARATION OF TRUST made in Newton, Massachusetts as of this 26th day of December, 1996 by the Trustees hereunder and the holders of shares of beneficial interest issued to be issued hereunder:

        WITNESSETH that

        WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts business trust in accordance with the provisions set forth herein; and

        WHEREAS it is contemplated that virtually all trust activities will be conducted outside of The Commonwealth of Massachusetts and in a manner consistent with it being treated as an exempt trust as that term is defined in Chapter 62, § 8(b) of the Massachusetts General Laws.

        NOW, THEREFORE, the Trustees hereby direct that this Agreement and Declaration of Trust be filled with the Secretary of State of The Commonwealth of Massachusetts and with the Clerk of every city or town where such association or trust has a usual place of business, and do hereby declare that they will hold all cash, securities, intellectual property rights (including without limitation trademarks, service marks, copyrights and applications for the same) and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this trust as hereinafter set forth.

ARTICLE I
Name and Definitions

        Section 1. This Trust shall be known as NM Nevada Trust, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

        Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided

          (a)   "Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;

          (b)   "Trustees" refers to the Trustees of the Trust named in Article IV hereof or elected in accordance with such Article;

          (c)   "Shares" means the equal proportionate units or interest into which the beneficial interest in the Trust shall be divided from time to time;

          (d)   "Shareholder" means a record owner of Shares;

          (e)   "Declaration of Trust" and 'this Declaration' shall mean this Agreement and Declaration of Trust, as amended or restated from time to time; and

          (f)    "Bylaws" shall mean the Bylaws of the Trust, as amended from time to time.

ARTICLE II
Purpose of Trust

        The purpose of the Trust is to (i) hold and own all types and kinds of intellectual property, including without limitation trademarks, service marks, copyrights and applications for the same, (ii) grant licenses to The Neiman Marcus Group, Inc. and/or its subsidiaries and their respective successors and assigns (collectively, "NMG") to use such intellectual property, and to collect royalties thereon, (iii) own and operate specialty retail stores, including without limitation purchasing, selling and leasing real and personal property for the benefit of NMG; (iv) invest and hold cash, money market instruments, securities, debt instruments and the like, in a manner consistent with it being treated as an exempt trust as that term is defined in Chapter 62, §8(b) of the Massachusetts General Laws, (v) make loans, and (vi) conduct all other lawful businesses.

ARTICLE III
Shares

        Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, without par value. Each Share shall have the voting rights as provided in Article V hereof, and holders of the Shares shall be entitled to receive dividends, when and as declared with respect thereto in the manner provided in Article VI, Section I hereof. No Share shall have any priority or preference over any other Share with respect to dividends or distributions upon termination of the Trust made pursuant to Article IX, Section 4 hereof. All dividends and distributions shall be made ratably among all Shareholders according to the number of Shares held of record by such Shareholders on the record date for any dividend or on the date of termination, as the case may be. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees may from time to time divide or combine the Shares into a greater or lesser number of Shares without thereby changing the proportionate beneficial interest of the Shares or in any way affecting the rights of Shares.

        Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust. Certificates certifying the ownership of Shares may (but need not) be issued, as determined from time to time by the Trustees. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters, and transfers of Shares may be effected subject to all applicable securities laws. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares held from time to time by each.

        Section 3. Investments in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration as they from time to time authorize.

        Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners of each other. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

        Section 5. Power of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust for the purpose of responding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Trust, provided that before adopting any such amendment without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders.

        Section 6. Indemnification of Shareholders; Shareholder Actions. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of the Trust and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability. No action may be brought by a Shareholder on behalf of the Trust unless a prior demand regarding such matter has been made on the Trustees and the Shareholders of the Trust.

ARTICLE IV
The Trustees

        Section 1. Election and Tenure. The initial Trustees shall be John R. Cook and Eric P. Geller. Trustees may fix the number of Trustees, fill vacancies in the Trustees, including vacancies arising from an increase in the number of Trustees, or remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his successor. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose.

        Section 2. Effect of Death, Resignation, Etc. of a Trustee. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

        Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility including the power to engage in transactions with affiliates and with third parties of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders; they may fill vacancies in or remove from their number (including any vacancies created by an increase in the number of Trustees); they may remove from their number with or without cause; they may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; they may set record dates for the determination of Shareholders with respect to various matters; and in general they may delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent, legal counsel or employee of the Trust.

        Without limiting the foregoing, the Trustees shall have power and authority to authorize the Trust:

          (a)   to hold and own all types and kinds of intellectual property, including without limitation trademarks, service marks, copyrights and applications for the same;

          (b)   to grant licenses to NMG to use such intellectual property, and to collect royalties thereon;

          (c)   to own and operate specialty retail stores outside of The Commonwealth of Massachusetts, including without limitation the power to purchase, sell and lease real and personal property outside of The Commonwealth of Massachusetts;

          (d)   to invest and reinvest cash, money market instruments, securities, debt instruments and the like, to hold cash uninvested, and to make loans of any kind or nature;

          (e)   to sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

          (f)    to vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (g)   to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

          (h)   to consent to any contract, lease, mortgage, or purchase or sale of property with respect to any asset held in the Trust;

          (i)    to defend, commence, engage counsel, compromise, arbitrate or otherwise adjust claims in favor of or against the Trust with respect to any matter in controversy;

          (j)    to enter into joint ventures, general or limited partnerships and any other combinations or associations;

          (k)   to borrow funds or other property;

          (1)   to endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

          (m)  to purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability; and

          (n)   to pay pensions as deemed appropriate by the Trustees and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

        The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

        Section 4. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including but not limited to, the Trustee's compensation and such expenses and charges for the services of the Trust's officers, employees, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

        Section 5. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

        Section 6. Affiliated Transactions.

        The fact that:

          (i)    any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal, underwriter, distributor or affiliate or agent of or for any partnership, corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

          (ii)   any partnership, corporation, trust, association or other organization with which an advisory or management contract or underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests; or that

          (iii)  any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal, underwriter, distributor or affiliate or agent of or for any partnership, corporation, trust, association, or other organization with which the Trust otherwise conducts any business whatsoever; or any such person or entity is a parent or affiliate of any organization with which the Trust otherwise conducts any business whatsoever; or any such person or entity, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE V
Shareholders' Voting Powers and Meetings

        Section 1. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1, (ii) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 8, (iii) with respect to the termination of the Trust to the extent and as provided in Article IX, Section 4, and (iv) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the Bylaws or any applicable law, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At any time when no Shares are outstanding the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by the Shareholders.

        Section 2. Voting Power and Meetings. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the Bylaws. Meetings of the Shareholders may also be called (i) by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable or (ii) upon written application of one or more Shareholders who hold at least 10% in interest of the issued and outstanding Shares entitled to vote. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

        Section 3. Quorum and Required Vote. Except when a larger quorum is required by law, by the Bylaws or by this Declaration of Trust, 10% of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. When a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or by law.

        Section 4. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

        Section 5. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time as the record date for determining the Shareholders having the right to notice of and to vote at such a meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Trust after the record date. For the purpose of determining the Shareholders who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders having the right to receive such dividend or distribution. Without fixing a record date the Trustees may for voting and/or distribution purposes close the register or transfer books for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution.

        Section 6. Presence through Communications Equipment. Except as required by law, the Shareholders (or their representatives) may participate in a meeting of Shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

        Section 7. Additional Provisions. The Bylaws may include further provisions for Shareholders' votes and meetings and related matters.

ARTICLE VI
Net Income, Distributions, and Redemptions and Repurchases

        Section 1. Distributions of Net Income. The Trustees may in their sole discretion, distribute to the Shareholders, in shares, cash or otherwise, an amount approximately equal to the Trust's net income and may from time to time distribute to the Shareholders in shares or otherwise, such additional amounts, as they may authorize. All dividends and distributions on Shares shall be distributed pro rata in proportion to the number of Shares held by such holders and recorded on the books of the Trust at the date and time of record established for that payment of such dividend or distributions.

        The manner of determining net income, income, asset values, capital gains, expenses, liabilities and reserves may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform such manner of determination to any other method prescribed or permitted by applicable law. Net income shall be determined by the Trustees or by such person as they may authorize at the times and in the manner provided in the Bylaws. Determinations of net income, asset values, capital gains, expenses, and liabilities made by the Trustees, or by such person as they may authorize, in good faith, shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

        If, for any reason, the net income determined at any time is a negative amount, in the discretion of the Trustees the pro rata share of such negative amount allocable to each Shareholder may constitute a liability of such Shareholder which shall be paid out of such Shareholder's account at such times and in such manner as the Trustees may from time to time determine (x) out of the accrued dividend account of such Shareholder, (y) by reducing the number of Shares in the account of such Shareholder, or (z) otherwise.

        Section 2. Redemptions and Repurchases. The Trust may purchase from time to time such Shares as offered by any Shareholder for redemption as the Trustees may determine to be in the best interest of the Trust.

ARTICLE VII
Compensation and Limitation of Liability of Trustees

        Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment of the same by the Trust.

        Section 2. Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, or employee of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

        Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

ARTICLE VIII
Indemnification

        Section 1. Trustees, Officers, Etc. The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust shall be insured against losses arising from any such advance payments or (c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full-trial-type inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.

        Section 2. Compromise Payment. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (a) approved, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full-trial-type inquiry) that such Covered Person is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full-trial-type inquiry) to the effect that such indemnification would not protect such Person against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such

Covered Person is subsequently adjudicated by a court of competent jurisdiction to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

        Section 3. Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article VIII, the term "Covered Person" shall include such person's heirs, executors and administrators and a "disinterested Trustee" is a Trustee against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person; provided, however, that the Trust shall not purchase or maintain any such liability insurance in contravention of applicable law.

        Section 4. Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability.

ARTICLE IX
Miscellaneous

        Section 1. Trustees, Shareholders, Etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

        Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees, by any officers or officer or otherwise shall give notice that this Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officers or officer or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officer or officers or Shareholders or any other person individually.

        Section 2. Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

        Section 3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

        Section 4. Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of at least a majority of the Shares entitled to vote or by the Trustees by written notice to the Shareholders.

        Upon termination of the Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders, ratably according to the number of Shares held by the several Shareholders on the date of termination.

        Section 5. Merger and Consolidation. The Trustees may cause the Trust to be merged into or consolidated with another trust or company or its shares exchanged under or pursuant to any state or federal statute, if any, or otherwise to the extent permitted by law, if such merger or consolidation or share exchange has been authorized by vote of a majority of the outstanding Shares; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation.

        Section 6. Filing of Copies, References, Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

        Section 7. Applicable Law. This Declaration of Trust is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

        Section 8. Amendments. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized so to do by vote of a majority of the Shares entitled to vote, except that amendments described in Article III, Section 5 hereof or having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

        IN WITNESS WHEREOF, the initial Trustees as aforesaid do hereto set their hands as of this 26th day of December, 1996.

/s/ John R. Cook
/s/ Eric P. Geller

        The primary addresses of the Trust are 27 Boylston Street, Newton, MA 02167, and 3200 Las Vegas Boulevard, Las Vegas, NV 89109. The address of each of the Trustees is 27 Boylston Street, Newton, MA 02167.

COMMONWEALTH OF MASSACHUSETTS	)
	)	SS.
COUNTY OF MIDDLESEX	)

        Then personally appeared before me John R. Cook and Eric P. Geller who acknowledged the foregoing instrument to be their free act and deed.

Dated: December 26, 1996
/s/ Michael D. Chartock, Notary Public My commission expires: January 3, 1997